Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is entered into by and among TEXAS CAPITAL BANK, a Texas state bank, as Administrative Agent, Collateral Agent and Issuing Bank, the Lenders under the Existing Credit Agreement (as defined below) that are signatories hereto, the New Lenders (as defined below) that are signatories hereto, and DBR LAND HOLDINGS LLC, a Delaware limited liability company, as Borrower, and is dated August 4, 2026 (the “First Amendment Effective Date”).

R E C I T A L S:

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders are party to that certain Revolving Credit Agreement dated November 18, 2025 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement and increase the Aggregate Revolving Commitment Amount, and that in connection with such increase, one or more additional financial institutions identified by the Arrangers in consultation with the Borrower (the “New Lenders”) be admitted as additional Lenders under the Credit Agreement; and

WHEREAS, the parties hereto acknowledge that the increase in the Aggregate Revolving Commitment Amount effected by this Amendment constitutes utilization in full of the $100,000,000 of Incremental Commitment capacity contemplated by Section 2.21 of the Existing Credit Agreement, notwithstanding that such increase is being effected directly through this Amendment rather than through a separate Incremental Commitment agreement under Section 2.21, and the parties intend for a new $100,000,000 of Incremental Commitment capacity under Section 2.21 to be available from and after the First Amendment Effective Date, as set forth in Section 2.21 of the Credit Agreement as amended hereby; and

WHEREAS, the Lenders are willing to amend the Existing Credit Agreement and agree to such increase under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders (including the New Lenders) hereby agree as follows:

1.
Definitions. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement after giving effect to this Amendment. Unless otherwise indicated, all references to sections in this Amendment refer to sections in the Credit Agreement.
2.
Amendments to Credit Agreement. Subject to satisfaction of the conditions to effectiveness set forth in Section 3 of this Amendment, the parties hereto agree that, effective as of the First Amendment Effective Date:
(a)
The cover page of the Existing Credit Agreement is hereby amended to add JPMorgan Chase Bank, N.A. as an additional Joint Lead Arranger thereto.

(b)
Section 1.1 of the Existing Credit Agreement is hereby amended by adding new definitions for “First Amendment Effective Date” and “First Amendment to Credit Agreement” thereto in proper alphabetical order to read as follows:

“First Amendment Effective Date” means the date on which each of the conditions set forth in Section 3 of the First Amendment to Credit Agreement have been satisfied or waived in accordance with the terms thereof, as declared by the Administrative Agent pursuant to such Section 3 (anticipated to occur on or about August 4, 2026).

“First Amendment to Credit Agreement” means the First Amendment to Credit Agreement dated August 4, 2026 by and among the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders party thereto and the Borrower.

(c)
Section 1.1 of the Existing Credit Agreement is hereby further amended by amending and restating in its entirety the definition of “Aggregate Revolving Commitment Amount” set forth therein to read as follows:

“Aggregate Revolving Commitment Amount” means the aggregate principal amount of the Aggregate Revolving Commitments from time to time. As of the First Amendment Effective Date, the Aggregate Revolving Commitment Amount is $375,000,000.

(d)
Section 1.1 of the Existing Credit Agreement is hereby further amended by amending and restating in its entirety the definition of “Note” set forth therein to read as follows:
“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit F hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender under its Revolving Commitments; provided that any Note issued in substitution for, or in addition to, any Note outstanding on the Effective Date (including upon the replacement, division, registration of transfer or assignment, or reissuance of any such Note, or upon the joinder of any Lender after the Effective Date) may (a) bear a date later than the Effective Date and (b) include such language as may be necessary or appropriate to reflect that such Note is issued in substitution for, or in addition to, a previously issued Note, in each case without such variance being deemed to cause such Note to fail to be in substantially the form of Exhibit F hereto.
(e)
Section 2.21(a) of the Existing Credit Agreement is hereby amended by deleting the phrase “Effective Date” and replacing it with “First Amendment Effective Date”.
(f)
Section 2.21(a)(i) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) the aggregate principal amount of all such Incremental Commitments made pursuant to this Section on or after the First Amendment Effective Date shall not exceed $100,000,000;” and

(g)
Schedule I and Schedule II to the Existing Credit Agreement are hereby amended and restated in their respective entireties as set forth on Schedule I and Schedule II attached to this Amendment.

3.
Conditions to Effectiveness. This Amendment shall be effective as of the First Amendment Effective Date, provided that the Administrative Agent shall have received the following, in each case in form and substance reasonably satisfactory to the Administrative Agent:
(a)
First Amendment to Credit Agreement. Counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Lenders (including the New Lenders) and acknowledged and agreed by the Guarantors;
(b)
Officer’s Certificate. A certificate of a Responsible Officer of each Loan Party certifying:
(i)
that no consents, licenses or approvals (other than the resolutions delivered pursuant to clause (iii) below) are required in connection with the execution, delivery and performance of this Amendment and the other documents and agreements contemplated hereby to which such Person is a party;
(ii)
that there have been no changes to the incumbency or governing documents of such Person from those certified to the Administrative Agent on November 18, 2025 or November 25, 2025, as applicable; and
(iii)
copies of resolutions of the sole member or manager (or other governing authority) of each Loan Party (and, if the ultimately governing authority of such entities is itself an entity, then of its governing authority, and so forth until the relevant governing authority is comprised of natural persons) which authorize the execution, delivery, and performance by such Person of this Amendment and the other Loan Documents contemplated hereby to which such Person is or is to be a party;
(c)
Notes. New or substitute Notes executed by the Borrower in favor of each Lender requesting Notes;
(d)
Fee Letter. A supplemental Fee Letter executed by the Borrower setting forth its obligation to pay such additional fees as the Administrative Agent may require;
(e)
Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of each Loan Party as to the existence and good standing of such Person as of a date reasonably acceptable to the Administrative Agent;
(f)
Closing Fees and Interest. Evidence that all fees required to be paid to the Administrative Agent and/or the Lenders on or before the First Amendment Effective Date (including those contemplated by the Fee Letter required by clause (d) preceding) have been paid or will be paid out of the proceeds of the First Amendment Effective Date Loans; and
(g)
Legal Due Diligence. The Administrative Agent and its counsel shall have completed all business, legal and regulatory due diligence, the results of which shall be satisfactory to the Administrative Agent in its sole discretion.

The Administrative Agent may accept pdfs of executed versions of the above agreements and instruments for purposes of closing, provided, that originals of all such agreements and instruments shall be promptly delivered to the Administrative Agent or its counsel in such number of original counterparts as the Administrative Agent may reasonably request. The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 10.2(b) of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

4.
Mortgage Amendments and Ratifications. The Borrower covenants and agrees to cause to be executed and delivered to the Administrative Agent not later than thirty (30) days following the date of this Amendment (or such later date as the Administrative Agent may agree in its sole discretion) such ratifications of and amendments to the existing Mortgages as the Administrative Agent may reasonably request to reflect the terms of this Amendment and such other updates and clarifications thereto as the Administrative Agent may reasonably request, duly executed and notarized by the relevant Loan Parties and in sufficient original counterparts to facilitate simultaneous recordation in all relevant jurisdictions. The Lenders hereby authorize the Administrative Agent to enter into such amendments to or amendments and restatements of the existing Mortgages.
5.
New Lenders and Reallocation of Revolving Commitments. The Lenders have agreed among themselves to reallocate and modify the Pro Rata Shares and the Revolving Credit Exposures; to allow certain New Lenders to become parties to the Credit Agreement as Lenders by acquiring an interest in the Revolving Commitments, the Pro Rata Shares and the Revolving Credit Exposures; to allow certain Lenders to increase their respective Revolving Commitments, Pro Rata Shares and Revolving Credit Exposure (each Lender whose Pro Rata Share increases being an “Increasing Lender”); and to allow certain Lenders whose Revolving Commitments are not increasing in the same proportion as the increase in the Aggregate Revolving Commitment Amount to have their respective Pro Rata Shares and Revolving Credit Exposures reduced accordingly, it being understood that the Revolving Commitments of such Lenders are not themselves being decreased (each such Lender, a “Reallocating Lender”). Each of the Administrative Agent and the Borrower hereby consents to (a) the reallocation of the Pro Rata Shares and the Revolving Credit Exposures and (b) each New Lender’s and each Increasing Lender’s acquisition of an interest or an additional interest in the Revolving Commitments, Pro Rata Shares and Revolving Credit Exposures. The assignments by the Reallocating Lenders necessary to effect the reallocation of the Pro Rata Shares and Revolving Credit Exposures and the assumptions by the New Lenders and the Increasing Lenders necessary for the New Lenders and Increasing Lenders to acquire such interests are hereby consummated pursuant to the terms and provisions of this Section 5, Section 6 below and Section 10.4(b) of the Credit Agreement; provided that (i) the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 10.4(b)(iv) of the Credit Agreement with respect to such assignments and assumptions, and (ii) any New Lender that is a Foreign Lender shall have delivered to the Borrower (with a copy to the Administrative Agent) the documentation required pursuant to Section 2.18 of the Credit Agreement. On the First Amendment Effective Date and after giving effect to such assignments and assumptions and the related increases contemplated by Section 2 of this Amendment, the Pro Rata Share and Revolving Commitment of each Lender shall be as set forth on Schedule II as amended by this Amendment. The Lenders (including the New Lenders) shall make such payments to the Administrative Agent on the First Amendment Effective Date as are necessary for the Administrative Agent to advance all Borrowings requested by the Borrower to be made on such date (subject to satisfaction of all conditions precedent thereto) and to facilitate all cross-Lender payments by the Administrative Agent that are necessary for each Lender’s Revolving Credit Exposure to be in proportion to its Pro Rata Share of the Aggregate Revolving Commitment Amount. The Lenders hereby waive any right to compensation under Section 2.17 of the Credit Agreement solely as a result of the reallocation contemplated hereby. With respect to the foregoing assignments and assumptions, in the event of any conflict between this Section 5 and Section 10.4(b) of the Credit Agreement, this Section 5 shall control. Each New Lender and each Increasing Lender (w) confirms that a copy of the Existing Credit Agreement and the other applicable Loan Documents, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make its Revolving Commitment, have been made available to it; (x) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (y) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (z) acknowledges and agrees that upon the First Amendment Effective Date, such New Lender or Increasing Lender, as applicable, shall be, or shall continue to be, a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
6.
Assignment. For an agreed consideration and in substitution for the Assignment and Acceptance referred to in Section 10.4 of the Credit Agreement, each Assignor hereby irrevocably sells and assigns to the respective Assignees as of the First Amendment Effective Date, and each Assignee hereby irrevocably purchases and assumes from the respective Assignors as of the First Amendment Effective Date, subject to and in accordance with the Credit Agreement and the form of Assignment and Acceptance which is attached as an Exhibit to the Credit Agreement (except to the extent of any direct conflict between such terms and this Amendment, in which case this Amendment shall govern), (i) all of the respective Assignors’ rights and obligations under the respective facilities described in the Credit Agreement, in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto, to the extent exceeding the amount of the Revolving Commitment (and corresponding Pro Rata Share) set forth for such Assignor on Schedule II to the Credit Agreement as amended hereby and (ii) to the extent permitted to be assigned under applicable Law and related to the interests assigned under clause (i) preceding, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to any Assignee pursuant to clauses (i) and (ii) above being collectively referred to herein as an “Assigned Interest,” which term shall be construed consistently with the use of such term in the form of Assignment and Acceptance attached as an Exhibit to the Credit Agreement); provided, however, that for the avoidance of doubt, the Assigned Interest excludes any Bank Products, Bank Product Obligations, Hedging Transactions and Hedging Obligations that may exist between any Assignor and the Borrower or any other Loan Party. Each Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Interest sold and assigned by it hereunder, that such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and that it has full power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby, and, except for the foregoing, each such sale and assignment is made without recourse to any Assignor and without any other representation or warranty by any Assignor. Each Assignee represents and warrants that it satisfies the requirements to become, or continue as, a Lender under Section 10.4(b) of the Credit Agreement, including that it is not a Defaulting Lender, a Disqualified Institution or a natural person. The term “Assignor” means each Reallocating Lender; and the term “Assignee” means each New Lender and each Increasing Lender. From and after the First Amendment Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor(s) for amounts which have accrued to but excluding the First Amendment Effective Date and to the relevant Assignee(s) for amounts which have accrued from and after the First Amendment Effective Date.
7.
Further Assurances. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries and each other Loan Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Administrative Agent or any Lender to carry out the provisions and purposes of this Amendment and the other Loan Documents and to create, preserve, and perfect the Liens of the Administrative Agent in the Collateral.
8.
Benefit of Conditions. All of the conditions in this Amendment and the Credit Agreement are solely for the benefit of the Administrative Agent and the Lenders, and no Person other than the Administrative Agent and the Lenders may rely thereon or insist on compliance therewith.
9.
Ratification. The Borrower and, by its execution of an acknowledgement and agreement hereto, each Guarantor, hereby ratifies all of its Obligations under the Existing Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment. Without limiting the generality of the foregoing, each Loan Party hereby confirms, ratifies and agrees that (i) the Guarantee and Security Agreement dated November 25, 2025 and executed by the Loan Parties in favor of the Administrative Agent remains in full force and effect, (ii) the modifications to the Existing Credit Agreement and the other Loan Documents contemplated hereby do not constitute a novation, and (iii) the security interests granted under the aforementioned Security Agreement and under the Mortgages, as applicable, continue to secure the Obligations with their original priority, as such Obligations may be increased from time to time pursuant to the increased commitments contemplated by this Amendment. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that, pursuant to the terms of the Guaranty, each Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations, as such Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents. Nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of the Lenders created by or contained in any of such documents nor is the Borrower released from any covenant, warranty or obligation created by or contained therein.
10.
Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower in accordance with its terms, (c) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower, (d) all of the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects (or in the case of such representations and warranties that contain a materiality qualification, in all respects) on and as of the date of this Amendment, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in the case of such representations and warranties that contain a materiality qualification, in all respects) as of such earlier date, and (e) both immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
11.
Waiver. The Administrative Agent and the Lenders hereby waive (a) all prior notice requirements contemplated by Section 2.21 of the Credit Agreement with respect to the Borrower’s exercise hereunder of the “Incremental Commitment” as defined in and pursuant to the Existing Credit Agreement, and (b) all other procedural requirements that would otherwise apply thereto except as expressly set forth in this Amendment.
12.
RELEASE OF CLAIMS. Each of the Borrower and the Guarantors, for itself, its successors and assigns and all those at interest therewith (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders and their respective officers, directors, shareholders, employees, agents, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties, have or hereafter may have arising out of any act, occurrence, transaction, or omission occurring from the beginning of time to the date of execution of this Amendment if related to the Loan Documents (the “Released Claims”), except that (i) the future duties and obligations of the Lenders under the Loan Documents and the rights of the Loan Parties to their respective funds on deposit with the Lenders shall not be included in the term Released Claims and (ii) the right of the Borrower to require the correction of manifest accounting errors and similar administrative errors shall not be included in the term Released Claims. IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE BAD FAITH, NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.
13.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Amendment.
14.
Effect. This Amendment is one of the Loan Documents. Except as amended hereby, the Existing Credit Agreement shall remain unchanged and in full force and effect, and the Loan Parties hereby ratify the terms of the Credit Agreement (as amended hereby), including without limitation the provisions of Section 10.3, Section 10.5 and Section 10.6 thereof, which are incorporated herein, mutatis mutandis.

ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, this Amendment is deemed executed effective as of the date first above written.

BORROWER:

DBR LAND HOLDINGS LLC

By: /s/ Scott McNeely

Print: Scott McNeely
Title: Executive Vice President and Chief

Financial Officer

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

TEXAS CAPITAL BANK, as the Administrative Agent, as the Collateral Agent, as the Issuing Bank and as a Lender

By: /s/ Casey Lowary

Print: Casey Lowary
Title: Managing Director

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

BANK OZK, as a Lender

By: /s/ Moni Collins

Print: Moni Collins
Title: Senior Managing Director

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

BARCLAYS BANK PLC, as a Lender

By: /s/ Sydney G. Dennis

Print: Sydney G. Dennis
Title: Director

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

CAPITAL FARM CREDIT, ACA, as a Lender and as Title Agent

By: /s/ Vladimir Kolesnikov

Print: Vladimir Kolesnikov
Title: Capital Markets Director

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

CITIBANK, N.A., as a Lender

By: /s/ Larry Washington

Name: Larry Washington
Title: Director

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Andrew B. Vernon

Print: Andrew Vernon
Title: Authorized Signatory

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Michael Magee, Jr.

Print: Michael Magee, Jr.
Title: Authorized Signor

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Tyler Branch

Print: Tyler Branch
Title: Authorized Officer

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

TRUIST BANK, as a Lender

By: /s/ Lincoln J. LaCour

Print: Lincoln LaCour
Title: Director

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Emily Board

Print: Emily Board
Title: Vice President

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

Each of the Guarantors (a) acknowledges and approves the foregoing Amendment, (b) confirms that its Guaranty is in full force and effect, (c) acknowledges and agrees that its liability under its Guaranty shall not be reduced, limited or lessened by the execution and delivery of this Amendment by the parties thereto, and (d) agrees to the release of claims in the foregoing Amendment.

GUARANTORS:

CBP LAND LLC,

CBP LAND PARTNERS LLC,

DBR 302 LLC,

DBR LAND LLC,

DBR DESERT LLC,

DBR OPERATING LLC,

DBR REEVES LLC,

DBR REIT LLC,

DELAWARE BASIN RANCHES INC.,

PECOS RENEWABLES LLC, and

PLATFORM WATER SERVICES, LLC

By: /s/ Scott McNeely

Print: Scott McNeely
Title: Executive Vice President and Chief

Financial Officer

Signature Page - First Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

SCHEDULE I

Applicable Margin and Applicable Percentage

Pricing Level	Net Total Leverage Ratio	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Commitment Fee	Applicable Percentage for Letter of Credit Fees
I	Greater than or equal to 4.50:1.00	2.75% per annum	1.75% per annum	0.500% per annum	2.75% per annum
II	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	2.50% per annum	1.50% per annum	0.500% per annum	2.50% per annum
III	Less than 4.00:1.00 but greater than or equal to 3.50:1.00	2.25% per annum	1.25% per annum	0.500% per annum	2.25% per annum
IV	Less than 3.50:1.00 but greater than or equal to 3.00:1.00	2.00% per annum	1.00% per annum	0.375% per annum	2.00% per annum
V	Less than 3.00:1.00	1.75% per annum	0.75% per annum	0.375% per annum	1.75% per annum